Exhibit 3.2


                   CERTIFICATE OF AMENDMENT TO THE CERTIFICATE
               OF INCORPORATION OF PHARMACEUTICAL RESOURCES, INC.


            (Pursuant to Section (2) 14A:7-2(2) and 14A:9-2(2) of the
              Business Corporation Act of the State of New Jersey)

     ARTICLE ONE: The name of the Corporation is Pharmaceutical Resources, Inc. (the "Corporation").

     ARTICLE TWO: The resolutions adopted by the Board of Directors of the Corporation, pursuant to subsections 14A:6-10(3) and 14A:7-2(3) of the Business Corporation Act of the State of New Jersey are as follows:

          WHEREAS, the Certificate of Incorporation of the Corporation provides for a class of shares known as Preferred Stock, consisting of 6,000,000 shares; and

          WHEREAS, said Certificate of Incorporation authorizes issuance of the Preferred Stock from time to time in one or more series and authorizes the Board of Directors to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, to fix the number of shares constituting any such series, and to determine the designation thereof, or any of them; and

          WHEREAS, the Corporation has not issued any shares of such Preferred Stock and the Board of Directors of the Corporation desires, pursuant to its authority as aforesaid, to determine and fix the rights, preferences, privileges, and restrictions relating to the initial series of said Preferred Stock and the number of shares constituting, and the designation of, said series:

          WHEREAS, in connection with the Settlement Agreement, dated as of March 3, 1992, in connection with the Securities Litigation of Par Pharmaceutical, Inc. ("Par") and the Par Derivative Litigation, Par entered into an Indemnity Agreement, among Par, Perry Levine and Jeffrey Levine, dated as of March 3, 1992, as amended, providing for, among other things, the issuance by the Corporation to the plaintiffs in such litigation, on behalf of Messrs. Levine and Levine, of 140,000 shares of its common stock, par value $.0l per share ("Common Stock"), and up to 13,333 options to purchase the Corporation's Common Stock in exchange for the assignment of their claims against certain insurance companies and their cooperation in pursuing claims against such insurers (the "Indemnity Agreement"), and the Corporation wishes to ratify and affirm such Indemnity Agreement;



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     NOW, THEREFORE,  BE IT RESOLVED,  that the Board of Directors hereby amends the Corporation's Certificate of Incorporation to fix and determine the designation of, the number of shares constituting, and the rights, preferences, privileges, and restrictions relating to, said initial series of Preferred Stock, as follows:

          1. Designation and Number. 2,000,000 shares of Preferred Stock will be designated the "Series A Convertible Preferred Stock" (hereinafter referred to as the "Series A Preferred Stock") with the rights, preferences and privileges specified herein.

          2. Voting Rights. The holders of Series A Preferred Stock shall not have any voting rights except as otherwise from time to time required by law.

          3. Dividends. (a) The holders of record of shares of Series A Preferred Stock at the close of business on the first day of January of each year commencing after the issue date of the Series A Preferred Stock (each such date being hereinafter referred to as a "Dividend Record Date") shall be entitled to receive cash dividends at the per annum rate of the Dividend Rate (as defined below) per share, and no more, payable annually on the first day of February of each year commencing after the issue date of the Series A Preferred Stock (each a "Dividend Payment Date"). The "Dividend Rate" with respect to each Dividend Payment Date shall equal the amount, if any, of the Corporation's Net Income (as defined below) in excess of $1,500,000 for its fiscal year preceding the fiscal year which includes such Dividend Payment Date, divided by the number of shares of Series A Preferred Stock then issued and outstanding; provided, however, that the Dividend Rate shall not exceed $.30 per share with respect to any Dividend Payment Date. Notwithstanding the foregoing, the Dividend Rate for the first Dividend Payment Date shall be equal to the Dividend Rate, as determined in the preceding sentence, multiplied by a fraction, the numerator of which is the number of days elapsed from the entry of the final order pursuant to the Settlement Agreement, dated as of March 3, 1992, in connection with the Par Pharmaceutical, Inc. Securities Litigation and the Par Pharmaceutical, Inc. Derivative Litigation (the "Issue Date") to the last day of the Corporation's fiscal year immediately preceding such first Dividend Payment Date, inclusive, and the denominator of which shall be 365. For purposes of this Paragraph 3, "Net Income" shall mean, with respect to any fiscal year of the Corporation, the amount shown as the net income of the Corporation on the Consolidated Statement of Operations and Retained Earnings contained

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     in the Corporation's Form 10-K, Annual Report filed with the Securities and
     Exchange Commission for such fiscal year (before any amounts identified as extraordinary items thereon). Dividends upon the Series A Preferred Stock, if any, shall be preferential and cumulative (whether or not on any Dividend Payment Date there shall be funds of the Corporation legally available for the payment of such dividends), so that if at any time all prior dividends upon the Series A Preferred Stock through the immediately preceding Dividend Payment Date shall not have been paid or set apart for payment at the per annum rate specified above, the amount of the arrearage shall be fully paid, but without interest, before any dividends, other than dividends payable solely in shares of common stock, par value $.01 per share (the "Common Stock"), or other capital stock of the Corporation ranking junior as to dividends to the Series A Preferred Stock (the "Junior Dividend Stock"), shall be paid or set apart for payment on any shares of Common Stock or Junior Dividend Stock.

          (b) Any reference to "distribution" contained in this Paragraph 3 shall not be deemed to include any distributions made in connection with any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

          4. Liquidation Preference. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment of the debts and other liabilities of the Corporation, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, a sum equal to $5.00 per share together with any accrued but unpaid dividends thereon, but without interest, before any payments shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series A Preferred Stock (the "Junior Liquidation Stock"); provided, however, that such rights shall accrue to the holders of Series A Preferred Stock only in the event that the Corporation's payments with respect to the liquidation preferences of the holders of capital stock of the Corporation ranking senior as to liquidation rights to the Series A Preferred Stock (the "Senior Liquidation Stock") are fully met. The entire assets of the Corporation available for distribution after the liquidation preferences of the Senior Liquidation Stock are fully met shall be distributed ratably among the holders of the Series A Preferred Stock and any other

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

     class or series of the Corporation's capital stock which may hereafter be created having parity as to liquidation rights with the Series A Preferred Stock, in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). Except as otherwise provided in this Paragraph 4, holders of Series A Preferred Stock shall not be entitled to any distribution in the event of a liquidation, dissolution or winding up of the Corporation. For purposes of this Paragraph 4, neither a consolidation or merger of the Corporation with one or more other corporations nor a sale or transfer of all or part of the Corporation's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Corporation unless such a transaction is entered into for the purpose of liquidating, dissolving or winding up the Corporation.

          5.  Redemption  of  Series  A  Preferred  Stock.  (a)  Subject  to the
     provisions of this Paragraph 5, the Corporation will, if required to facilitate a merger or consolidation of the Corporation in which the Common Stock will no longer be publicly traded (other than a merger or consolidation in which the common stock of the surviving corporation is owned by the holders of the Common Stock in substantially the same proportions in which they held such Common Stock before such merger or consolidation), redeem all, but not less than all, of the Series A
     Preferred Stock at the price specified in subparagraph (b) below. The Corporation shall provide, not less than 60 days prior to such redemption, notice by first class mail, postage prepaid, to each holder of Series A Preferred Stock at the address of such holder on the books of the Corporation, of the Corporation's election to redeem hereunder and shall publish such notice in the national edition of the Wall Street Journal and furnish a copy of such notice to Dow Jones & Company for inclusion in its news ticker. Any such notice by the Corporation shall specify the date fixed for the redemption, shall notify the holders of the Series A Preferred Stock of the conversion rights granted to them pursuant to subparagraph (e) below, and shall inform such holders of the consideration the holders of the Common Stock are entitled to receive pursuant to the merger or consolidation. Such notice shall be conclusively presumed to have been duly given, whether or not the holder of Series A Preferred Stock actually receives such notice; and failure to give such notice, or any defect in such notice, to any holder of any shares shall not affect the validity of any notice with respect to the redemption of any shares owned by any other holder of Series A Preferred Stock.

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

          (b) Any redemption of the Series A Preferred Stock in accordance with subparagraph (a) above shall be for a price equal to $5.00 per share plus the amount all accrued and unpaid dividends thereon, but without interest, and no more.

          (c) On or after the date fixed for redemption as stated in any notice delivered by the Corporation in accordance with subparagraph (a), each holder of the shares called for redemption shall surrender the certificates evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the relevant redemption price in accordance with the terms of this Paragraph 5. If, on the date fixed for redemption under any provision of this Paragraph 5, funds necessary for the redemption shall be available therefor, then such shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders with respect thereto, and all rights whatsoever with respect to such shares (except the right of the holders to receive the relevant redemption price without interest upon surrender of their certificates thereof) shall terminate. Shares of Series A Preferred Stock redeemed by the Corporation will be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to class, and thereafter may be issued, but not as shares of Series A Preferred Stock.

          (d) The shares of Series A Preferred Stock shall not be subject to the operation of a purchase, retirement or sinking fund.

          (e) Notwithstanding any other provision of this Paragraph 5 to the contrary, each holder of record of any shares of Series A Preferred Stock shall be entitled to convert all or a portion of such shares into Common Stock, in accordance with and subject to the provisions of Paragraph 6 hereof, at any time prior to the date fixed for redemption specified in accordance with subparagraph (a) hereof.

          (f) Nothing contained herein to the contrary shall preclude the Corporation from acquiring shares of Series A Preferred Stock in open-market transactions in compliance with any applicable federal or state securities laws.

          6. Conversion. (a) Each share of Series A Preferred Stock may, at the option of the holder of record thereof, at any time, be converted into shares of Common Stock at the conversion rate in effect at the time

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

     of such conversion. Each share of Series A Preferred Stock shall initially be convertible into one share of Common Stock, subject to adjustment as provided in subparagraph (f) hereof. The Corporation shall not be required to issue fractional shares of Common Stock upon any conversion, but shall pay in lieu thereof, as soon as practicable after the date the Series A Preferred Stock is surrendered for conversion pursuant to subparagraph (d) hereof, an amount in cash equal to the same fraction of the market value of a full share of Common Stock. For such purpose, the market value of a share of Common Stock shall be the last recorded sale price of such a share on the primary exchange on which the Common Stock is traded if such shares are listed on one or more securities exchanges, or if the shares of Common Stock are not listed on one or more securities exchanges, the last recorded sale price of a share of Common Stock if such shares are quoted on the National Market System of the National Association of Securities Dealers' Automated Quotation System ("NASDAQ"), or if the shares of Common Stock are not so listed or quoted, the closing bid price as reported by NASDAQ (other than the National Market System), on the day immediately preceding the date upon which such shares are surrendered for conversion. All shares of Common Stock which may be issued upon the conversion of the Series A Preferred Stock will, upon issuance, be fully paid and nonassessable.

          (b) Subsequent to the third anniversary of the Issue Date, the Corporation may, at its option, which option may be exercised on any date on which the market value of a share of Common Stock (as determined pursuant to subparagraph (a)) shall have been at least $10.00 on each day during the twenty-day period ending on the date such option is exercised, require all of the shares of Series A Preferred Stock to be converted into Common Stock. The Corporation shall exercise the conversion option granted pursuant to this subparagraph (b) by publishing a notice to such effect in the national edition of the Wall Street Journal and furnishing a copy of such notice to Dow Jones & Company for inclusion in its news ticker. On the date of such publication (the "Effective Date"), each outstanding share of Series A Preferred Stock shall automatically, without any action on the part of the holders thereof, be converted into a number of shares of Common Stock equal to the product of (i) 110% and (ii) the conversion rate (as determined pursuant to subparagraph (f)) in effect on the Effective Date. The Corporation shall not be required to issue any fractional shares of Common Stock upon any conversion pursuant to this subparagraph (b), but shall pay in lieu thereof, as soon as practicable after the Effective Date,

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

     an amount in cash equal to the same fraction of the market value of a full share of Common Stock (as determined pursuant to subparagraph (a)) on the Effective Date. The Corporation shall, as soon as practicable after the Effective Date, issue each holder of shares of Series A Preferred Stock, a certificate representing the shares of Common Stock issuable to such holder upon the conversion of such holder's Series A Preferred Stock.

          (c) As promptly as practicable after any conversion of shares of Series A Preferred Stock pursuant to subparagraph (a) or (b), the Corporation shall pay, with respect to each share of Series A Preferred Stock which has been so converted, to the holder thereof, the amount, if any, of all accrued and unpaid dividends with respect to such share (including any dividends declared after the Effective Date or, if applicable, the Conversion Date, as defined in subparagraph (e) below, having a record date prior to such Effective Date or Conversion Date). Such amount shall be payable, at the option of the Corporation, either in cash or in shares of Common Stock valued at the market value thereof (as determined pursuant to subparagraph (a)) on the date such payment is made.

          (d) In order to exercise the conversion rights set forth in subparagraph (a), a holder of record of shares of Series A Preferred Stock shall surrender the certificate or certificates representing such shares, duly endorsed to the Corporation or in blank, signature guaranteed, at the office of the Corporation's transfer agent, or at such other office as the Corporation may designate, and shall give written notice to the Corporation that such holder elects to convert the Series A Preferred Stock or, subject to the provisions of subparagraph (g) below, a specified portion thereof and the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. As promptly as practicable after receipt of such notice, surrender of the certificate or certificates representing the Series A Preferred Stock, receipt of properly executed instruments of transfer satisfactory to the Corporation, if requested by the Corporation, and payment by the holder of any applicable transfer taxes, the Corporation shall issue and deliver (i) a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, in the name or names and to the address or addresses specified in the notice, and (ii) cash in respect of any fractional shares, as set forth in subparagraph (a), above. In case of the conversion of less than the entire number of shares of Series A Preferred Stock represented by the certificate

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     or   certificates   surrendered  in  accordance   with  the  provisions  of
     subparagraph (g) below, the Corporation shall cancel the certificate or certificates upon the surrender thereof and shall execute and deliver a new certificate for Series A Preferred Stock for the balance of the number of shares evidenced by such certificate or certificates not so converted. Each notice of election to convert pursuant hereto shall constitute a contract between the holder of shares of Series A Preferred Stock and the Corporation, whereby the holder of such shares shall be deemed to subscribe for the amount of Common Stock which he shall be entitled to receive upon such conversion, and to release the Corporation from all liability thereunder, and whereby the Corporation shall be deemed to agree that the amount paid to it for such shares, together with the surrender of the certificate or certificates therefor and the extinguishment of liability thereon, shall constitute full payment of such subscription for Common Stock to be issued upon such conversion.

          (e) A conversion pursuant to subparagraph (a) shall be deemed to have been effected at the close of business on the date on which the certificate or certificates of Series A Preferred Stock shall have been surrendered and notice shall have been given to the Corporation in accordance with subparagraph (d) (the "Conversion Date"). The holders of shares of Series A Preferred Stock whose shares are converted pursuant to subparagraph (a) or
     (b) shall cease to be shareholders with respect thereto on the Conversion Date or the Effective Date (whichever is applicable) and all rights whatsoever with respect to such shares (except the rights of the holders to receive shares of Common Stock and cash in respect of fractional shares) shall terminate, and the person or persons in whose name any certificate or certificates for Common Stock are issuable upon such conversion shall be deemed to have become the holder of record of the shares represented thereby on such date. On the Conversion Date or the Effective Date (whichever is applicable), all shares of Series A Preferred Stock which shall have been surrendered for conversion or automatically converted as herein provided shall no longer be deemed outstanding. Any shares of Series A Preferred Stock so converted shall be restored to the status of authorized but unissued shares of Preferred Stock without designation as to class, and may be issued thereafter, but not as shares of Series A Preferred Stock.

          (f) The conversion rate shall be subject to adjustment from time to time as follows:


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



               (i) If the Corporation shall, at any time or from time to time while shares of Series A Preferred Stock shall be outstanding, (1) pay a dividend on Common Stock in Common Stock, (2) subdivide its outstanding shares of Common Stock into a greater number of shares, or
          (3) combine its outstanding shares of Common Stock into a smaller number of shares, then the number of shares of Common Stock into which shares of Series A Preferred Stock may be converted shall be proportionately increased or decreased, as the case may be, and the conversion rate in effect immediately prior to the record date fixed for the determination of shareholders entitled to such dividend, or immediately prior to such subdivision or conversion, as the case may be, shall be correspondingly increased or decreased, as the case may be, to produce such results (taking into account fractional interests in shares of the Common Stock to the nearest thousandth of a share, and for the purposes of the foregoing, considering such fractional interests as outstanding fractional shares). Similar adjustments shall be made if any of the events described hereinabove shall thereafter occur or reoccur. An adjustment made pursuant hereto shall become effective immediately after the record date, in the case of a dividend payable in Common Stock and immediately after the effective date, in the case of a subdivision or combination thereof.

               (ii) If, at any time or from time to time while shares of the Series A Preferred Stock shall be outstanding, the outstanding shares of Common Stock are changed into, in whole or part, a different kind or class of stock (or other securities representing, or payable in, or convertible into, or entitling the holder to purchase or subscribe for, stock of any class) as a result of a reclassification, the Corporation shall execute and deliver to the holders of record of shares of Series A Preferred Stock, agreements providing that such holders shall have the right immediately thereafter to convert their shares of Series A Preferred Stock into the kind and number or amount of shares of stock and other securities and property which are receivable upon such reclassification by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such change, and which new shares of stock, securities and other property shall thereafter be subject to adjustment, as nearly as practicable, in the same manner as provided herein.

               (iii) Whenever any adjustment is made in the number of shares of Common Stock into which shares of Series A Preferred Stock may be converted pursuant to any

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

          of the foregoing provisions, the Corporation shall, as soon as reasonably practicable thereafter, prepare a written statement signed by an officer of the Corporation, setting forth the adjusted rate of conversion, determined as provided herein, and, in reasonable detail, the fact requiring such adjustment. The Corporation shall mail such statement to all holders of record of shares of Series A Preferred Stock then outstanding at their respective addresses appearing on the stock records of the Corporation.

               (iv) If the Corporation shall at any time merge or consolidate with or into another corporation, each holder of shares of the Series A Preferred Stock then outstanding shall, subject to the provisions of subparagraph 5(a), receive an equivalent preferred stock in the surviving company with the same or equivalent features, yield, parity, conversion rights, and protections as those of the Series A Preferred Stock. Alternatively, each holder of shares of Series A Preferred Stock may, immediately prior to such merger or consolidation, convert such shares into Common Stock in accordance with Paragraph 6 hereof.

          (g) The conversion of shares of the Series A Preferred Stock into shares of Common Stock pursuant to subparagraph (a) must be made in minimum multiples of 100 shares by the holder of record thereof, or, if less than 100 shares shall be owned of record by such holder, for all the outstanding shares then held by him. The Corporation shall be under no obligation to convert into Common Stock, any shares of Series A Preferred Stock which are not surrendered to it in whole multiples of 100 shares, or which do not constitute all the shares of such stock then held of record by the surrendering shareholder.

          (h) The Corporation shall at all times reserve and keep available out of authorized Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, the full number of shares of Common Stock issuable upon conversion of all Series A Preferred Stock at any time outstanding.

          7. Pre-emptive Rights. The holders of shares of Series A Preferred Stock shall have no pre-emptive rights.

          8. Mutilated or Missing Certificate. In case a certificate representing Series A Preferred Stock shall be mutilated, lost, stolen or destroyed, the Corporation shall issue and deliver in lieu of and substitution for

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

     the certificate so mutilated, lost, stolen or destroyed, a new certificate of like tenor and representing an equivalent number of shares of Series A Preferred Stock; but only upon receipt of evidence reasonably satisfactory to the Corporation of such mutilation, loss, theft or destruction of such certificate and indemnity with surety, if requested, also reasonably satisfactory to the Corporation. An applicant for a substitute certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Corporation may prescribe.

          FURTHER RES0LVED, that the appropriate officers of the Corporation be, and they hereby are, authorized and directed to file a certificate of amendment to the Certificate of Incorporation, amending the provisions of
     Article IV(b) of said Certificate of Incorporation to reflect the designation and number of shares of Series A Preferred Stock and the relative rights, preferences and limitations thereof, as set forth in the foregoing Resolution.

          ARTICLE THREE: The Resolutions set forth in Article Two hereof were duly adopted by the Board of Directors of the Corporation, by a telephonic meeting, pursuant to subsections 14A:6-10(3) and 14A:7-2(3) of the Business Corporation Act of the State of New Jersey on July 29, 1992.

          ARTICLE FOUR: Article IV(b) of the Certificate of Incorporation of the Corporation is hereby amended so that the designation and number of shares of Series A Preferred Stock and the relative rights, preferences and limitations thereof be as set forth in the resolutions contained in Article Two hereof.

          IN WITNESS WHEREOF, I have executed this Certificate of Amendment to the Certificate of Incorporation of the Corporation and do affirm the foregoing as true, under the penalties of perjury, this third day of August, 1992.





                                                 /s/ Richard J. Nadler
                                                 ------------------------------
                                                 Richard J. Nadler
                                                   Vice President-Finance and
                                                   Administrator




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